EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD INC.’S BOARD OF DIRECTORS APPROVES PLAN TO TERMINATE REGISTRATION OF ITS COMMON STOCK

DALLAS, April 1, 2024 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that a Special Committee of independent and disinterested directors has recommended, and its Board of Directors has approved, a plan to terminate the registration of the Company’s common stock under the federal securities laws following the completion of a proposed reverse stock split transaction (the “Reverse Stock Split”) immediately followed by a forward stock split transaction and to delist its shares of common stock from trading on the NYSE American LLC (the “NYSE American”) (the “Proposed Transaction”). It is expected that this plan would be initiated in the summer of 2024, subject to Ashford’s stockholders approving the Proposed Transaction at a Special Meeting of Stockholders to be held for that purpose, as described below.
Ashford is taking these steps to avoid the substantial cost and expense of being a public reporting company and to focus the Company’s resources on enhancing long-term stockholder value. The Company anticipates savings exceeding $2,500,000 on an annual basis as a result of the Proposed Transaction.

The proposed reverse stock split is a 1-for-10,000 split, in which holders of less than 10,000 shares of the Company’s common stock in any one account immediately prior to the reverse stock split would be cashed out at a price of $5.00 per each pre reverse stock split share. Such price represents a 125.2% premium above the common stock’s closing price on April 1, 2024 and is supported by a fairness opinion provided by Oppenheimer and Co. Inc. (“Oppenheimer”), whom the Special Committee engaged for such purpose. Stockholders owning 10,000 or more shares of the Company’s common stock in any one account immediately prior to the reverse stock split would not have any shares cashed out and would remain stockholders in Ashford, which would no longer be encumbered by the expenses and distraction of being a public reporting company. The number of shares they would own following the Proposed Transaction would be unchanged, as immediately after the reverse stock split, a forward split of 10,000-for-1 would be applied to the continuing stockholders, negating any effects to the number of shares held by them. Ashford estimates that approximately 1.1 million shares (representing approximately 31% of the shares of common stock currently outstanding) would be cashed out in the Proposed Transaction and the aggregate cost to the Company of the Proposed Transaction would be approximately $5.5 million, plus transaction expenses, which are estimated to be approximately $6.7 million. Ashford intends to fund such costs using cash-on-hand.

Ashford’s Special Committee and its Board of Directors have determined that the costs of being a U.S. Securities and Exchange Commission (“SEC”) reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company and its stockholders, including its unaffiliated stockholders (consisting of stockholders other than executive officers, directors and stockholders who own more than 10% of the Company’s outstanding common stock) for Ashford to remain an SEC reporting company. Without its public company status, Ashford would have an ongoing cost structure befitting its current and foreseeable scale of operations, and its management would be able to focus on long-term growth without an undue emphasis on short-term financial results. The purpose of the reverse stock split is to (i) help Ashford reduce and maintain below 300 record holders of its common stock, which is the level at which SEC public reporting obligations are required, (ii) offer liquidity to smaller stockholders at $5.00 per share without a brokerage commission, and (iii) provide all stockholders the opportunity to vote on this matter. Among the factors considered by Ashford’s Board of Directors were:

•the significant ongoing costs and management time and effort involved in the Company remaining a public company, including the preparation and filing of periodic and other reports with the SEC and compliance with Sarbanes-Oxley Act and other applicable requirements;
•the limited trading volume and liquidity of the Company’s common stock;
•the business and operations of the Company are expected to continue substantially as presently conducted, except without the burden of public company costs;
•enabling the Company’s stockholders with the smallest holdings, who represent a large number of the record holders of Company’s common stock, to liquidate their holdings in the Company’s common stock and receive a premium over current market prices without incurring brokerage commissions;
•the determination of Oppenheimer, independent fairness opinion provider to the Special Committee, that the Proposed Transaction consideration for the fractional shares is fair from a financial point of view to the unaffiliated stockholders; and
•as a result of the deregistration and delisting, the ability of the Company’s management and employees to focus their time, effort and resources on the Company’s long-term growth and increasing long-term stockholder value.
Subject to regulatory clearance of the Company’s proxy statement to be filed relating to the Proposed Transaction and stockholder approval thereof, it is anticipated that the Company would initiate its plan to terminate the registration of its common stock shortly after the Special Meeting of Stockholders, which is expected to be held in the summer of 2024. Approval of the Reverse Stock Split requires a majority vote cast of the Company’s common stock (taking into account the Company’s Series D Convertible Preferred Stock on an as-converted basis) at the Special Meeting. (A “majority vote” means that more votes have been cast for a proposal than against it, and abstentions and broker non-votes, if any, will not be considered as votes cast.)

A “Rule 13e-3 transaction” is any transaction or series of transactions (involving a securities purchase, tender offer, or specified proxy solicitation) by an issuer or an affiliate of the issuer, which has a reasonable likelihood or purpose of directly or indirectly (i) causing any registered class of equity securities to be eligible for termination of registration, or eligible for termination or suspension of reporting obligations; or (ii) causing any listed class of equity securities to cease to be listed on a national securities exchange. Because the Proposed Transaction constitutes a Rule 13e-3 transaction, stockholders will be asked to consider and vote upon a proposal to approve a waiver of the prohibition on Rule 13e-3 transactions contained in Section 3.03 of a certain Investor Rights Agreement entered into as of November 6, 2019 by and among the Company, Archie Bennett, Jr., Monty J. Bennett and certain other parties. As of March 25, 2024, the Company’s directors and executive officers owned approximately 37.9% of the issued and outstanding shares of the Company’s common stock (including the Series D Convertible Preferred Stock on an as-converted basis and the associated accrued and unpaid dividends) and are expected to vote “FOR” the Proposed Transaction.

After the Special Meeting, the Company expects to terminate the registration of its common stock with the SEC and delist its common stock from the NYSE American. As a result, subject to applicable waiting periods for deregistration under the federal securities laws, (i) the Company will cease to file annual, quarterly, current and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements, and (ii) the Company’s common stock will no longer be listed on the NYSE American.

If consummated, the Proposed Transaction would apply directly to record holders of the Company’s common stock. Persons who hold shares of common stock in “street name” are encouraged to contact their bank, broker or other nominee for information on how the Proposed Transaction may affect any shares of the Company’s common stock held for their account. If you hold in “street name” fewer than 10,000 shares in any one account, the Proposed Transaction may apply indirectly to your shares as described in the proxy statement to be filed in connection with this Proposed Transaction.

The Board reserves the right to change the ratios of the reverse stock split and forward stock split to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of reducing and maintaining below 300 record holders. The Board may also abandon the Proposed Transaction at any time prior to the completion of the Proposed Transaction if it believes the Proposed Transaction is no longer in the best interests of the Company and its stockholders.
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Additional Information and Where to Find It
THIS PRESS RELEASE IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SEC CONCERNING THE PROPOSED TRANSACTION. A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO ASHFORD INC., 14185 DALLAS PARKWAY, SUITE 1200, DALLAS, TEXAS 75254, ATTENTION: SECRETARY.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction. Information concerning such participants will be set forth in the proxy statement to be filed by the Company in connection with the special meeting of stockholders to vote on the Proposed Transaction. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts to be printed in the Company’s proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the Proposed Transaction will be included in the proxy statement to be filed by the Company with the SEC in connection with the Proposed Transaction.

The Company’s Chief Executive Officer and Chairman of the Board, Monty J. Bennett, and other members of senior management of the Company may purchase or sell shares of common stock of the Company in the open market following the public announcement of the Proposed Transaction. Any such purchases or sales will be reported on Form 4 and Schedule 13D as required by law. These purchases and sales may increase or decrease the price of the Company’s common stock.

Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to consummate the Proposed Transaction on the terms described herein, if at all; Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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